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                                                                    Exhibit 23.1

                              CONSENT OF KPMG LLP

The Board of Directors
Magma Design Automation, Inc.:

  We consent to the use of our report dated January 8, 2001, on the consolidated financial statements of Magma Design Automation, Inc. and subsidiaries as of March 31, 1999 and 2000 and for each of the years in the three-year period ended March 31, 2000, included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

/s/ KPMG LLP

Mountain View, California
May 11, 2001